News Release...

For:     Q Comm International Inc.
Date:    October 25, 2001
Contact: Q Comm International, 800-626-9941, ext. 3301, paul@qcomm.com


Q COMM SIGNS FINANCING DEAL AND STRATEGIC ALLIANCE WITH AMERICAN PAYMENT SYSTEMS

(Orem, UT) - October 25, 2001 - Q Comm International, Inc. (OTC BB: QCCM), a prepaid wireless technology and information services company, announced today that it has signed an agreement with American Payment Systems, Inc. (APS) of Hamden, Connecticut. "This is much more than just a financing deal" said Paul Hickey, Chief Executive Officer of Q Comm. Mr. Hickey added "APS is not only a leader in the walk-in bill payment industry but has recently committed to be a major force in the prepaid industry. APS already has a large distribution network that will dovetail with the existing Q Comm network and services. This alliance will enable Q Comm to not only place more Qxpress terminals but also to add new products to our entire network. The prepaid wireless market is growing at a phenomenal rate and we believe that APS's network, strategy and new products coupled with Q Comm's technology and strategy will enable the market to make a clear choice."

Mr. Hickey added "in terms of what the financing part of the agreement means to Q Comm, the benefits are many. First, it will allow us to grow at a much faster rate which in turn will allow us to capture more market share at a critical time while the market is just emerging. Second, it will give us the resources to take advantage of a significant number of domestic and international opportunities that have been presented to us that would allow us to be first to market in some of the international markets. As the CEO, I am excited about the financial and strategic advantages that this relationship offers to Q Comm and its shareholders and we look forward to a very prosperous relationship with APS."

"At APS we are excited about this opportunity with Q Comm," said Paul Rocheleau, President of APS. "This investment will better capitalize Q Comm and provide them with the capability to take their state of the art service delivery system to thousands of retail delivery points. Couple Q Comm's technology with our QuickPay! bill payment system, and the prepaid telephone services offered by CellCards, and you've got strong synergies," Rocheleau added. APS is the leading walk-in bill payment network in the United States.

APS has agreed, subject to due diligence, to invest $5.7 million for 11,400,000 shares of Q Comm common stock. APS has also agreed to loan $600,000 to Q Comm for operating expenses and provide up to $1 million in equipment leasing. At the closing of the equity investment APS will be granted by Q Comm a 10-year warrant to purchase additional Q Comm common stock at an exercise price of $1.25 per share. The warrant will provide APS the right to purchase shares of Q Comm stock sufficient to increase APS's ownership to 52 percent of the outstanding fully diluted shares of Q Comm. The warrant will not be exercisable for at least 12 months from closing. In addition, and after closing, APS has agreed that it will provide an additional leasing facility for QExpress terminals of up to an additional $9 million subject to APS's credit criteria and discretion.

The closing of the equity transaction and the equipment lease line is subject to normal due diligence and to finalization and execution of definitive agreements. The parties have agreed to close the transactions as soon as reasonably possible but in no event later than January 31, 2002.

American Payment Systems (APS) is a wholly owned business unit of UIL Holdings Corporation (NYSE:UIL). UIL Holdings owns the United Illuminating Company, a regulated utility company that distributes electric power and energy-related services to more than 300,000 customers in southern Connecticut.



ABOUT AMERICAN PAYMENT SYSTEMS (APS)
APS is the nationwide leader in providing bill payment processing for customers who want the convenience of paying in-person. APS serves more than 90 utilities and billers in 44 states through a network of over 7,500 retail locations - including leading supermarkets, pharmacies, convenience stores, and check cashing outlets. These agents collectively process over 90 million payments totaling $9 billion annually. APS was founded in 1990 in New Haven, Connecticut by United Illuminating with the purpose of automating the walk-in bill payment process. Since then, APS has been an innovator in the industry and has introduced products that have improved bill payment processing and accuracy. QuickPay! A recent product announcement, allows APS agents to accept bill payments for hundreds of billers such as Sears, AT&T, ExxonMobil, Ameritech and The Gap. In the early part of 2002, APS Card Services Inc (CSI) will be launching ACCESS a stored value MasterCard as another cash alternative. Earlier in 2001 APS purchased a majority ownership of Cell Cards, a leading distributor of prepaid telephone services.

ABOUT Q COMM INTERNATIONAL:
Q Comm International, Inc. (OTCBB: QCCM) is a leading prepaid wireless technology and information services company. Under its Qxpress(TM) brand, Q Comm produces hardware and software systems that enable prepaid wireless and other carriers to electronically deliver their products and services to retail points of sale. Q Comm offers turnkey point-of-sale solutions by bundling its hardware and software with data center management, systems integration, and consulting services. Q Comm solutions are scalable and enable retailers to sell multiple products from multiple carriers. This scalability enables Q Comm and its partner retailers, agents, and carriers to quickly grow sales at relatively little additional overhead, increasing profitability among all parties. Q Comm's products also reduce or eliminate inventory costs, out-of-stocks, and theft, while providing premier reporting and inventory management for all parties in the distribution chain. For its industry innovation and leadership, Q Comm has been selected as one of the "Top 10 Companies to Watch" by Intele-Card News, the leading prepaid telecom publication in the United States.

This press release contains "forward-looking statements" related to (i) the anticipated advantages of a strategic relationship between APS and Q Comm, including increased product, marketing and distribution synergies for both companies and the introduction of new products and enhanced growth opportunities both domestically and internationally; (ii) the anticipated $5.7 million equity investment by APS in Q Comm and the related $9 million lease line to be provided to Q Comm by APS, as soon as possible but no later than January 31, 2002; and
(iii) the anticipated $600,000 operating cash loan and $1.0 million lease line to close prior to the projected closing of the equity investment and larger lease line. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

Factors that would cause or contribute to such differences include, but are not limited to, (a) the inability of the parties, for any reason, to consummate the anticipated, equity, loan and lease line transactions in a timely manner, or at all; (b) delays in implementing manufacturing and distribution of Q Comm's Qxpress II device; (c) less than anticipated or slower market acceptance of Q Comm's services or products including its Qxpress II device and the services and products anticipated to be offered though APS or with APS products and services;
(d) Q Comm's capital requirements exceeding the levels currently anticipated to be needed to implement Q Comm's strategic plan; (e) slowing of the growth rate in demand for prepaid wireless services; (f) adverse developments in the telecommunications industry generally; (g) generally adverse economic conditions; (h) Q Comm's inability to secure or protect its intellectual property rights; (i) competitive advancements by better capitalized competitors;
(j) technological advances making Q Comm's technology less desirable in the marketplace; and (k) the inability of Q Comm and APS, for any reason, to realize the expected strategic benefits of their proposed relationship.

All forward-looking statements in this press release are based upon information available as of the date of this release. Such information may change or become invalid after the date of this release, and by making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. For additional information contact:


For additional information contact: Q Comm International, Inc., Tel (800) 626-9941, ext. 3301, Fax (801) 222-9555, paul@qcomm.com or Kirk Fischer,
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president, Microcap Financial Services, (801) 763-5731,
kirk@microcapcentral.com.
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